Exhibit 32.2
CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Actionview International, Inc., a Nevada corporation (the “Company”), on Form 10-/kQSB for the year ending December 31, 2005 as filed with the Securities and Exchange Commission (the “Report”), I, Christopher Stringer, President and Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), that to my knowledge:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Christopher Stringer
Christopher Stringer
President and Chief Financial Officer
Dated: March 30, 2006